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GuideStone Funds

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GUIDESTONE FUNDS

Real Assets Fund

2401 Cedar Springs Road

Dallas, Texas 75201-1498

INFORMATION STATEMENT

April 8, 2016

Dear Shareholder:

The enclosed Information Statement discusses actions that have been taken with respect to the Real Assets Fund (the “Fund”), a series of GuideStone Funds (the “Trust”).

The Board of Trustees of the Trust (“Board”) and GuideStone Financial Resources of the Southern Baptist Convention (“GuideStone Financial Resources”), as the majority shareholder of the Trust and the Fund, have each approved a Plan of Liquidation and Termination for the Fund.

We are not asking you for a proxy, and you are requested not to send us a proxy. If you have any questions, please call 1-888-GS-FUNDS (1-888-473-8637), and we will be glad to assist you. Thank you for your continued support of GuideStone Funds.

Very truly yours,
/s/ John R. Jones President

GUIDESTONE FUNDS

Real Assets Fund

2401 Cedar Springs Road

Dallas, Texas 75201-1498

INFORMATION STATEMENT

Important Notice Regarding the

Availability of Information Statement

The Information Statement is available at www.GuideStoneFunds.org/Disclosures.aspx

April 8, 2016

This document is an Information Statement for shareholders of the Real Assets Fund (the “Fund”), a series of GuideStone Funds (the “Trust”). GuideStone Capital Management, LLC (“GSCM” or the “Adviser”) serves as the investment adviser to the Fund and is located at 2401 Cedar Springs Road, Dallas, Texas 75201-1498. The Fund’s principal underwriter is Foreside Funds Distributors LLC, whose principal office is located at 400 Berwyn Park, 899 Cassatt Road, Suite 110, Berwyn, Pennsylvania 19312. BNY Mellon Investment Servicing (US) Inc. serves as the transfer agent and administration and fund accounting agent to the Trust and is located at 301 Bellevue Parkway, Wilmington, Delaware 19809. This Information Statement will be mailed on or about April 8, 2016 to the shareholders of record of the Fund as of March 15, 2016 (the “Record Date”).

As disclosed in the Fund’s prospectus, GuideStone Financial Resources of the Southern Baptist Convention (“GuideStone Financial Resources”) at all times directly or indirectly controls the vote of at least 60% of the outstanding shares of the Trust. The Trust will refuse to accept any investment that would result in a change of such control. In addition, GuideStone Financial Resources, as of the date of its approval, directly or indirectly controlled the vote of at least 60% of the Fund’s shares. This means that GuideStone Financial Resources, which is an affiliate of the Adviser, controls the vote on any matter that requires shareholder approval. The Board of Trustees of the Trust (“Board”) and GuideStone Financial Resources have each approved, as further described herein, a Plan of Liquidation and Termination of the Fund.

This Information Statement is provided solely for informational purposes. This is not a proxy statement. We are not asking you for a proxy, and you are requested not to send us a proxy.

The Fund will bear the expenses incurred in connection with preparing this Information Statement. You may obtain a copy of the Trust’s annual report to shareholders and the most recent semi-annual report, free of charge, by writing to the Trust at 2401 Cedar Springs Road, Dallas, Texas 75201-1498, by calling toll free at 1-888-GS-FUNDS (1-888-473-8637) or by going to our website at www.GuideStoneFunds.org.

As of the Record Date, there were issued and outstanding 2,599,465.553 shares of the Fund’s Investor Class. Appendix A of this Information Statement lists the shareholders who owned beneficially or of record more than 5% of the shares of each class of the Fund as of the Record Date. To the knowledge of the Adviser, officers of the Trust and the Trustees, as a group, owned less than 1% of the outstanding shares of the Investor Class of the Fund as of the Record Date.

I.	Approval of the Plan of Liquidation and Termination of the Fund

At its February 25-26, 2016 meeting, the Board, including a majority of the Trustees who are not “interested persons” of the Trust (“Independent Trustees”), as “interested persons” is defined within Section 2(a)(19) of the Investment Company Act of 1940, as amended (“1940 Act”), unanimously approved the Plan of Liquidation and Termination of the Fund, to be effective April 29, 2016. Pursuant to Article XI, Section 4, of the Trust’s Amended and Restated Trust Instrument (“Trust Instrument”), approval of the majority of the Fund’s shareholders is required in order to terminate and liquidate the Fund. GuideStone Financial Resources, as the majority voting shareholder of the Trust and the Fund, has approved by written consent the Plan of Liquidation and Termination.

Reasons for the Fund’s Liquidation and Termination

The Fund operates as a fund of funds and pursues its investment objective primarily by allocating its assets to other investment companies, including the following GuideStone Funds: Inflation Protected Bond Fund, Flexible Income Fund, Real Estate Securities Fund and Global Natural Resources Equity Fund (the “Underlying Funds”).

The Adviser recommended to the Board that the Fund be liquidated and terminated. The Adviser provided the Board with information regarding: (1) the ability of the Fund to operate in an economically viable manner, (2) the demand for the Fund, and (3) the current availability of the Underlying Funds for direct investment. (The Adviser reminded the Board that at the Fund’s inception, not all of the Underlying Funds were available for direct investment by individual shareholders.)

The Adviser explained that due to the Fund’s small asset size, its expenses were high and the Adviser would need to waive the entirety of its management fee in order to maintain the Fund’s expense cap; demand for the Fund is modest and expected to weaken; and shareholders now have the option to invest directly in the Underlying Funds, and therefore, it is not necessary for shareholders to invest in the Fund in order to achieve investment exposure to the Underlying Funds. The Adviser stated that, given the above factors, the Adviser did not believe that it was prudent to continue to dedicate resources to the Fund. Additionally, the Adviser informed the Board that, if the liquidation was approved, it would continue its practice of monitoring the activity within the Fund daily in order to ensure sufficient liquidity to cover redemption requests and Fund expenses and it would move the Fund into an all cash or cash equivalent position prior to the Fund’s liquidation.

After considering this and other information, the Board determined that it would be in the best interests of the Fund and its shareholders to liquidate and terminate the Fund. The Fund filed a supplement to its registration statement on February 26, 2016, notifying shareholders of the plan to liquidate and terminate the Fund.

Description of the Plan and Related Transactions

The Board and the majority shareholder have approved the Plan, which is summarized below. Terms not otherwise defined herein shall have the same meaning as defined in the Plan. This summary is qualified in its entirety by reference to the Plan.

1.

The Fund shall be liquidated in accordance with section 331 of the Code and shall be terminated, and its affairs shall be wound up, on or about April 29, 2016, or another date the Trust’s officers, with the advice of counsel, may determine (“Liquidation Date”);

2.	Following the Liquidation Date, all powers of the Trustees under the Trust Instrument and the Trust’s by-laws shall continue with respect to the Fund;
3.

The appropriate persons shall be authorized to (a) file with the SEC any supplement and/or regulatory filing in connection with the implementation of the Plan, (b) file for and obtain any necessary tax clearance certificates and/or other documents required from the State of Delaware and any other applicable governmental authority for the Fund, and (c) timely file any other documents required by any such authority, including Internal Revenue Service Form 966 (“Corporate Dissolution or Liquidation”);

4.

By the Liquidation Date, the Fund shall (1) sell all its assets for cash, convert them to cash equivalents or permit them to mature, and apply the same to the payment of all its existing liabilities, debts, and obligations, including necessary expenses of its liquidation and termination, and (2) obtain such releases, indemnities, and refunding and other agreements as the Board deems necessary for its protection;

5.

On the Liquidation Date, each shareholder’s interest in the Fund shall be fixed, the Fund’s books shall be closed, and the Fund shall distribute its remaining assets, in cash or cash equivalents (provided that, if necessary in the judgment of the Trust’s appropriate officers, a second distribution in cash or cash equivalents shall be made for the Fund as soon as reasonably practicable thereafter) to its shareholders of record as of the close of business on the Liquidation Date (each, a “Shareholder”) in redemption and cancellation of their Fund shares (each such distribution, a “Liquidating Distribution”). The amount of the Liquidating Distribution(s) to each Shareholder shall be in proportion to the number of Fund shares held thereby on the Liquidation Date;

6.

If one or more Shareholder(s) to whom one or more Liquidating Distributions are payable cannot be located, a trust may be created with a financial institution in the name and on behalf of the Fund and, subject to applicable abandoned property laws, any remaining Fund assets may be deposited in such trust for the benefit of such Shareholder(s). The expenses of such trust shall be charged against the assets therein. The Trust is under no obligation to establish such a trust;

7.

The Board may authorize variations from, or amendments to, the provisions of the Plan (other than the terms of the Liquidating Distribution(s)) that it deems necessary or appropriate to effect such distribution(s) and the Fund’s liquidation and termination;

8.	Except as provided in paragraph 6 above, the Fund shall bear the expenses incurred in connection with carrying out the Plan, including the cost of liquidating its assets and terminating its existence.

Shareholders may exchange shares of the Fund at net asset value at any time prior to the Liquidation Date for shares of the same class of another GuideStone Fund, including an Underlying Fund, in accordance with the terms of the Fund’s prospectus. Alternatively, shareholders may redeem shares of the Fund at any time prior to the Liquidation Date. The Fund will distribute cash or cash equivalents pro rata to all remaining shareholders who have not previously exchanged or redeemed all of their shares on the Liquidation Date. In connection with the liquidation, the Fund may depart from its stated investment objective as it begins to convert all portfolio securities to cash or cash equivalents in preparation for the Liquidating Distribution(s) to shareholders.

As soon as practicable after the distribution of all of the Fund’s assets in complete liquidation, the officers of the Fund will close its books and prepare and file, in a timely manner, any and all required income tax returns of the Fund and other documents and instruments. The Fund will be terminated in accordance with the applicable provisions of Delaware law and the Trust’s Trust Instrument.

Federal Income Tax Consequences to Shareholders

The following is a summary of certain federal income tax considerations generally relevant to the Fund and its shareholders. It is generally applicable to shareholders who are individual U.S. citizens and does not address (1) particular federal income tax consequences that may apply to other shareholders, such as corporations, trusts, estates, tax-exempt organizations, or non-resident aliens, or (2) state and local tax consequences. No attempt is made to present a detailed explanation of the federal income tax treatment of the Fund or its shareholders, and the discussion here is not intended as a substitute for careful tax planning. Shareholders are urged to consult their tax advisers with specific reference to their own tax situations.

The following summary is based on provisions of the Internal Revenue Code of 1986, as amended (“Code”), the Treasury regulations promulgated thereunder, judicial decisions, and administrative pronouncements, all as in effect on the date of this Information Statement. New legislation, as well as administrative changes or court decisions, may significantly change the conclusions expressed herein, possibly with retroactive effect.

General

The Fund currently qualifies, and intends to continue to qualify through the end of the liquidation period, for treatment as a “regulated investment company” under the Code, so that it will not be required to pay federal income tax on any investment company taxable income or net capital gain (the excess of net long-term capital gain over net short-term capital loss) it distributes to its shareholders. In the unlikely event the Fund fails to continue to so qualify during that period, it would be subject to federal income tax on its taxable income and net capital gain without being able to deduct the distributions it makes to its shareholders.

If you redeem or exchange your Fund shares, the transaction will be a taxable event, on which you will realize a taxable gain (or loss) to the extent that your tax basis in the shares is lower (or higher) than the redemption proceeds or the net asset value of the exchanged-for shares that you receive.

A shareholder who has not redeemed or exchanged all of his or her Fund shares by the Liquidation Date (i.e., a Shareholder) will be treated as having sold his or her Fund shares for an amount equal to the Liquidating Distribution(s) he or she receives. In that case, the Shareholder will recognize gain or loss in an amount equal to the difference between (a) his or her adjusted basis in the Fund shares and (b) the amount of such Liquidating Distribution(s). The gain or loss will be capital gain or loss if the Shareholder held the Fund shares as capital assets, and generally will be long-term if the Fund shares were held for more than one year on the Liquidation Date. If an individual or certain other non-corporate Shareholder realizes a long-term capital gain on the Fund’s liquidation, then the gain will be subject to federal income tax at the lower rates for net capital gain – a maximum of 15% for a single Shareholder with taxable income not exceeding $415,050, or $466,950 for married Shareholders filing jointly, and 20% for those Shareholders with taxable income exceeding those respective amounts. If a Shareholder realizes a loss on the transaction after having held Fund shares for six months or less, then the loss will be treated as a long-term capital loss for federal income tax purposes to the extent of the amount of any capital gain dividends he or she received with respect to the shares.

Important Information for Qualified Plan Accounts

If a shareholder owns Fund shares through a tax-deferred account, such as an individual retirement, 401(k) or 403(b) account (each, an “Account”), the redemption or exchange proceeds or Liquidating Distribution paid or distributed directly to the Account will not be subject to current income taxation. If such a shareholder receives a Liquidating Distribution or check for redemption proceeds outside of the Account, however, the shareholder must reinvest the Liquidating Distribution or amount of the check he or she receives in another Account to avoid possible penalties and adverse federal income tax consequences. If a Liquidating Distribution cannot be held by an Account and must be distributed, tax results will vary depending on each beneficiary’s status. Accordingly, an Account owner or beneficiary who receives a distribution from the Fund or the Account pursuant to the Fund’s liquidation should consult with his or her own tax advisers about the liquidation and its tax consequences to him or her, if any. Shareholders should also consult their tax advisers before initiating any exchange or redemption of Fund shares.

By Order of the Board of Trustees,
/s/ Harold R. Loftin, Jr.
Chief Legal Officer and Secretary

April 8, 2016

APPENDIX A

SHAREHOLDERS OWNING BENEFICIALLY OR OF RECORD MORE THAN 5% OF THE

REAL ASSETS FUND

Name of Fund	Shareholder Name and Address	Number and Percentage of Shares Beneficially Owned as of March 15, 2016 (Percentage of shares owned rounded to the nearest whole percentage)
Real Assets Fund Investor Class	GuideStone Church Retirement Plan PO Box 2190 Dallas TX 75221-2190	1,051,933.721	40%
Real Assets Fund Investor Class	GuideStone 403(b)(9) Employer Plan PO Box 2190 Dallas TX 75221-2190	671,831.321	26%
Real Assets Fund Investor Class	GuideStone Financial Resources Endowment Fund PO Box 2190 Dallas TX 75221-2190	274,799.924	11%

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APPENDIX B

PLAN OF LIQUIDATION AND TERMINATION

GUIDESTONE FUNDS

Real Assets Fund

THIS PLAN OF LIQUIDATION AND TERMINATION (“Plan”) is made by the GuideStone Funds (the “Trust”), a Delaware statutory trust that is registered with the Securities and Exchange Commission (“SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (“1940 Act”), with respect to the Real Assets Fund (the “Fund”). The Fund, which commenced operations on July 1, 2013, was created pursuant to Article IV of the Trust’s Amended and Restated Trust Instrument dated September 13, 2005, as amended and restated April 30, 2007 (which was subsequently amended and restated May 1, 2014) (the ‘Trust Instrument’). The Trust was established pursuant to Chapter 38 of Title 12 of the Delaware Code entitled “Treatment of Delaware Statutory Trusts,” which sets forth requirements for the establishment or termination of series of a trust established thereunder.

RECITALS

A.    Pursuant to Article XI, Section 4, of the Trust Instrument, subject to approval of the holders of a majority of the outstanding shares of the Trust, the Trust’s board of trustees (“Board,” and the members thereof, “Trustees”) may at any time dissolve any series of the Trust by selling and converting into money all or substantially all of the assets belonging to the affected series.

B.    The Board, including its Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Trust, has unanimously made a determination with respect to the Fund that the liquidation and termination of the Fund is in the best interests of the Fund and its shareholders.

C.    Based on the determination and the provision of the Trust Instrument described in Recital A, the Board has unanimously adopted this Plan, which it intends to be a plan of liquidation (within the meaning of section 562(b)(1)(B) of the Internal Revenue Code of 1986, as amended (“Code”), and the regulations thereunder) of the Fund.

D.    The Fund is a segregated portfolio of assets of the Trust, a “fund” as defined in section 851(g)(2) of the Code, and a “regulated investment company” as defined in section 851(a) thereof.

PROVISIONS

This Plan, as set forth below, shall be effective from a date determined by the officers of the Trust following the adoption of this Plan by the Board.

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ARTICLE 1. Liquidation and Termination; Trustees’ Powers

(a)        The Fund shall be liquidated in accordance with section 331 of the Code and shall be terminated, and its affairs shall be wound up, on or about April 29, 2016, or another date the Trust’s officers, with the advice of counsel, may determine (“Liquidation Date”).

(b)        Following the Liquidation Date, all powers of the Trustees under the Trust Instrument and the Trust’s by-laws shall continue with respect to the Fund.

ARTICLE 2. Filings with Governmental Authorities

The appropriate persons shall be authorized to (a) file with the SEC any supplement and/or regulatory filing in connection with the implementation of this Plan, (b) file for and obtain any necessary tax clearance certificates and/or other documents required from the State of Delaware and any other applicable governmental authority for the Fund, and (c) timely file any other documents required by any such authority, including Internal Revenue Service Form 966 (“Corporate Dissolution or Liquidation”).

ARTICLE 3. Liquidation Procedures

(a)        By the Liquidation Date, the Fund shall (1) sell all its assets for cash, convert them to cash equivalents or permit them to mature, and apply the same to the payment of all its existing liabilities, debts, and obligations, including necessary expenses of its liquidation and termination, and (2) obtain such releases, indemnities, and refunding and other agreements as the Board deems necessary for its protection.

(b)        On the Liquidation Date, each shareholder’s interest in the Fund shall be fixed, the Fund’s books shall be closed, and the Fund shall distribute its remaining assets, in cash or cash equivalents (provided that, if necessary in the judgment of the Trust’s appropriate officers, a second distribution in cash or cash equivalents shall be made for the Fund as soon as reasonably practicable thereafter) to its shareholders of record as of the close of business on the Liquidation Date (each, a Shareholder”) in redemption and cancellation of their Fund shares. The amount of the liquidating distribution(s) to each Shareholder shall be in proportion to the number of Fund shares held thereby on the Liquidation Date.

(c)        If one or more Shareholder(s) to whom one or more distributions pursuant to paragraph (b) are payable cannot be located, a trust may be created with a financial institution in the name and on behalf of the Fund and, subject to applicable abandoned property laws, any remaining Fund assets may be deposited in such trust for the benefit of such Shareholder(s). The expenses of such trust shall be charged against the assets therein. The Trust is under no obligation to establish such a trust.

ARTICLE 4. Amendment of this Plan

The Board may authorize variations from, or amendments to, the provisions of this Plan (other than the terms of the liquidating distribution(s)) that it deems necessary or appropriate to effect such distribution(s) and the Fund’s liquidation and termination.

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ARTICLE 5. Expenses

Except as provided in Article 3, paragraph (c), the Fund shall bear the expenses incurred in connection with carrying out this Plan, including the cost of liquidating its assets and terminating its existence.

Dated: February 26, 2016

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